EXHIBIT 10.A

                                                                  DRAFT: 8/24/99

                           SANTA FE SNYDER CORPORATION
                     1999 STOCK COMPENSATION RETENTION PLAN

                              STATEMENT OF PURPOSE

            The purpose of the Santa Fe Snyder Corporation 1999 Stock Compensation Retention Plan (the "Plan") is to encourage superior performance by key officers and to retain such key officers by allowing the Board of Directors of Santa Fe Snyder Corporation (the "Company") to make a one-time special award of Phantom Units to such key officers, which grant is conditioned on the key officer waiving certain severance rights that have been or may be engendered under a termination agreement or severance program with the Company upon or following the merger of the Company and Snyder Oil Corporation.

I.    DEFINITIONS

Unless the context indicates otherwise, the following terms have the meanings set forth below:

"Award" means a grant of Base Phantom Units and Contingent Phantom Units pursuant to the Plan.

"Base Phantom Units" means the grant of Phantom Units to a Participant that, subject to the further provisions of the Plan and the Participant's grant agreement, will vest upon the earlier of September 2, 2001 or a Change in Control.

"Board" means the Board of Directors of the Company.

"Change in Control" means, and shall be deemed to have occurred, if (i) the stockholders of the Company approve a merger, consolidation or other transaction involving a disposition of all or substantially all the assets of the Company with any other company, other than a merger, consolidation or transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or transaction, and (ii) in conjunction with such merger, consolidation or transaction the individuals who immediately prior to such event constituted the Board cease to constitute immediately after such event at least 50% of the board of directors of the survivor company.

"Committee" means the Compensation and Benefits Committee of the Board.

"Common Stock" means the common stock, $0.01 par value, of the Company.

"Company" means Santa Fe Snyder Corporation and for purposes of determining whether a Participant's employment has terminated, each company in which Santa Fe Snyder Corporation owns, directly or indirectly, more than 50% of the voting interests.

"Contingent Phantom Units" means the grant of Phantom Units that, subject to the further provisions of the Plan and the Participant's grant agreement, will vest upon the achievement of a Target Stock Price during a specified period or, if earlier, on a Change in Control.

"Fair Market Value" means the closing price per share of Common Stock on the New York Stock Exchange on the applicable date, as reported in THE WALL STREET JOURNAL, unless the Board or the Committee, in good faith and using any fair and reasonable means selected in its discretion, shall determine another value to be used for such purpose.

"Grant Date" means September 2, 1999.

"Officers" means those employees who are "officers" of the Company on the Grant Date, within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934.

"Participant" means any Officer (or former Officer) who has an Award outstanding under the Plan.

"Phantom Unit" means a right to receive a payment from the Company (in cash, treasury shares of Common Stock or any combination thereof, as determined by the Committee) in an amount equal to the Fair Market Value of a share of Common Stock on the applicable payment date.

"Plan" means the Santa Fe Snyder Corporation 1999 Retention Stock Compensation Plan as set forth herein and as may be amended from time to time.

"Restricted Period" means the period of time beginning on the Grant Date and continuing (i) with respect to a Base Phantom Unit, until September 2, 2001, and
(ii) with respect to a Contingent Phantom Unit, until September 2, 2002, but with respect to both Awards, subject to earlier termination upon a Change in Control.

"Target Stock Price" means the closing price per share of the Common Stock, as reported in THE WALL STREET JOURNAL, for the period(s) designated by the Committee in the Participant's grant agreement.

II.   MAXIMUM AWARDS UNDER THE PLAN

      Subject to adjustment as provided in Article VII, the number of shares of Common Stock with respect to which Phantom Units may be granted under the Plan shall be 750,000. Vested Awards shall be payable in cash, treasury shares of Common Stock or any combination thereof, in the discretion of the Committee.

III.  ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Committee. The Committee shall construe the Plan, prescribe and rescind rules and regulations relating to the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan.

IV.   ELIGIBILITY

      Only those Officers designated by the Committee shall receive Awards under the Plan.

V.    PHANTOM UNITS

      Subject to Article VI:

      (a) Awards shall become vested as provided in the Participant's Award agreement as prescribed by the Committee and, to the extent vested, shall be paid as soon as reasonably practical on or following such vesting date.

      (b) Phantom Units may not be sold, pledged, assigned, transferred or encumbered, other than by will or the laws of descent and distribution.

      (c) The Committee, in its discretion, may elect to pay all or part of the Awards prior to the end of the Restricted Period.

      (d) The Committee, in its discretion, may at any time unilaterally cancel any or all of a Participant's Awards under this Plan in exchange for an equal grant of restricted shares and/or phantom shares under another stock award plan of the Company, provided such replacement awards have the same vesting terms as the cancelled Awards under this Plan.

VI.   TERMINATION OF EMPLOYMENT

      In the event a Participant's employment with the Company terminates for any reason prior to the end of the Restricted Period, all of the Participant's outstanding Awards shall automatically be cancelled unpaid on such termination of employment, unless and to the extent such cancellation is waived by the Committee in its sole discretion in the Participant's Award agreement or otherwise.

VII.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

      The Committee may make or provide for such adjustments in the maximum number of shares of Common Stock specified in Section 2, in the numbers of shares of Common Stock covered by outstanding Awards granted hereunder and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, contribution to capital, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

VIII. WITHHOLDING FOR TAXES

      Any payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto by the Company under all present or future federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Such arrangements may, at the discretion of the Participant, include a direction to the Company to withhold a portion of the shares of Common Stock, if any, being distributed to the Participant pursuant to such Award, which have a Fair Market Value per share as of the withholding date that is not greater than the sum of all Tax Amounts that the Company is required to withhold by applicable law, together with payment by the Participant of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

IX.   DESIGNATION OF BENEFICIARY

      Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

X.    PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

      Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, payment of any Phantom Units, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be distributed, or such payment, the distribution of such shares or the making of such payment, as the case may be, shall be deferred until such action shall have been taken.

XI.   EFFECTIVE DATE AND DURATION OF PLAN

      This Plan shall be effective September 2, 1999 and, subject to Section XII, shall continue until the earlier of the date it is terminated by the Board or all Awards have been paid or forfeited, as the case may be.

XII.  TERMINATION AND AMENDMENT

      The Board may suspend, terminate, modify or amend the Plan at any time or times; however, no suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially adversely affect a Participant's rights under such Award.

XIII. MISCELLANEOUS

      (a) Nothing contained in the Plan shall be construed as conferring upon any Participant the right to continue in the employ of the Company.

      (b) A Participant shall have no rights as a stockholder with respect to any Award under the Plan.

      (c) Nothing contained in the Plan shall be construed as giving any Participant, such Participant's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

      (d) Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company as a result of any such action.

      (e) Neither a Participant nor a Participant's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such Participant's or beneficiary's interest arising under the Plan or in any Award received under the Plan; nor shall such interest be subject to seizure for the payment of a Participant's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a Participant's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

      (f) All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.